Exhibit 10.7

LICENSED CULTIVATION PROJECT

ZONED PROPERTIES, INC. NNN LEASE AGREEMENT

CHINO VALLEY PROPERTIES, LLC

(Landlord)

&

CCC HOLDINGS, LLC

(Tenant)

DATED: August 6, 2015

TABLE OF CONTENTS

LICENSED MARIJUANA CULTIVATION FACILITY	5

LICENSED MARIJUANA PROJECT COMPLIANCE AGREEMENT	6

ARTICLE 1: RECITALS	7
1.01 Defined Lease Agreement Terms	7

ARTICLE 2: PREMISES AND COMMON AREAS LEASED	8
2.01 Premises	8

ARTICLE 3: COMPLIANCE WITH LAW; AS IS	8
3.01 Compliance with Law; AS IS	8

ARTICLE 4: LEASE TERM	9
4.01 Lease Commencement.	9

ARTICLE 5: RENTAL PAYMENTS	9
5.01 Base Rent	9
5.02 Additional Rent	10
5.03 Late Payment	10
5.04 Prepaid Rent	10
5.05 Security Deposit	11

ARTICLE 6: ADDITIONAL RENT AND CHARGES	11
6.01 Real Property Taxes	11
6.02 Tenant's Personal Property Taxes	12
6.03 Rental Taxes	12

ARTICLE 7: INSURANCE	13
7.01 Tenant's Insurance	13
7.02 Form of Insurance Certificates	14
7.03 Tenant's Failure	14
7.04 Waiver of Subrogation	14
7.05 Tenant's Properties and Fixtures	15
7.06 Indemnification	15
7.07 Damage to Tenant's Property	16

ARTICLE 8: REPAIRS AND MAINTENANCE	17
8.01 Landlord Repairs and Maintenance	17
8.02 Utilities and Services	17
8.03 Tenant Repairs and Maintenance	18
8.04 Non-liability of Landlord	18
8.05 Inspection of Premises	18

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ARTICLE 9: FIXTURES, PERSONAL PROPERTY ALTERATIONS	19
9.01 Fixtures and Personal Property	19
9.02 Alterations	20
9.03 Liens	21

ARTICLE 10: USE AND CONFLUENCE WITH APPLICABLE LAW	21
10.01 Premises Use and Confluence with Applicable Law	21
10.02 Hazardous Materials	22
10.03 Signs	24

ARTICLE 11: DAMAGE AND DESTRUCTION	24
11.01 Reconstruction	24
11.02 Excessive Damage or Destruction	24
11.03 Uninsured Casualty	25
11.04 Waiver	25
11.05 Mortgagee's Right	25
11.06 Damage Near End of Term	25

ARTICLE 12: EMINENT DOMAIN	26
12.01 Condemnation & Eminent Domain	26

ARTICLE 13: DEFAULT	26
13.01 Events of Default	26
13.02 Remedies	27
13.03 Landlord's Default	29

ARTICLE 14: FILING OF PETITION	29
14.01 Tenant's Bankruptcy	29

ARTICLE 15: ASSIGNMENT AND SUBLETTING	31
15.01 Prohibition	31
15.02 Excess Rental	31
15.03 Scope	31
15.04 Waiver	32
15.05 Change in Control	32

ARTICLE 16: ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION	32
16.01 Estoppel Certificate	32
16.02 Attornment	33
16.03 Subordination	33
16.04 Recording	33

ARTICLE 17: MISCELLANEOUS	34
17.01 Notices	34
17.02 Successors Bound	34
17.03 Waiver	34
17.04 Subdivision and Easements	34
17.05 Landlord's Reserved Rights in Common Areas	35
17.06 Accord and Satisfaction	35
17.07 Limitation of Landlord's and Tenant's personal liabilities	35
17.08 Survival	35
17.09 Attorneys' Fees	36

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17.10 Captions and Article Numbers	36
17.11 Severability	36
17.12 Governing Law, Dispute Resolution and Venue	36
17.13 Submission of Lease	37
17.14 Holding Over	37
17.15 Parking	38
17.16 Quiet Enjoyment	38
17.17 Broker; Agency Disclosure	38
17.18 Landlord's Right to Perform	38
17.19 Assignment by landlord	39
17.20 Entire Agreement	39
17.21 Guarantor	40
17.22 Exhibits	40
17.23 Time	40
17.24 Prior Agreement or Amendment	40
17.25 Excused Delays	40
17.26 Authority to Bind Tenant	41
17.27 Interpretation	41
17.28 Patriot Act Compliance	41

EXHIBIT A: LEASE COMMENCEMENT	45

EXHIBIT B: RENTAL PAYMENT SCHEDULE	46

EXHIBIT C: PROPERTY SITE AND LEGAL DESCRIPTION	47

EXHIBIT D: TENANT OPTION TO EXTEND LEASE TERM AND FIRST RIGHT	48

EXHIBIT E: GUARANTY OF PAYMENT AND PERFORMANCE	49

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LICENSED MARIJUANA CULTIVATION FACILITY

TRIPLE NET (NNN) LEASE AGREEMENT

This LEASE ("Lease" or “Lease Agreement”) dated, August 1, 2015, is made by and between Chino Valley Properties, LLC, an Arizona limited liability company ("Landlord" or “Lessor”), and CCC Holdings, LLC ("Tenant" or “Lessee”).

Net, Net, Net Lease. Tenant understands and agrees that this Lease is what is commonly referred to as a “Net, Net, Net” Lease, NNN, or triple net lease. Tenant recognizes and acknowledges, without limiting the generality of any other terms or provisions of this lease, that it is the intent of the parties hereto that any and all rentals in this lease provided to be paid be Tenant to Landlord, shall be net to the Landlord, and any and all expenses incurred in connection with the Common Areas, the Premises, and the Center or in connection with the operations thereon, including any and all taxes, assessments, general or special, license fees, insurance premiums, public utility bills, management and administrative fees and costs of repair, maintenance and operation of the Common Areas, the Premises, and the Center and all buildings, structures, permanent textures and other improvements comprised therein, together with the appurtenance thereto, shall be paid by Tenant.

In the event that the Landlord is specifically advised in writing by any federal, state or local government that Landlord is subject to seizure of its property, if it does not terminate Tenant’s right to cultivate marijuana upon the Leased Premises, or if the Arizona Medical Marijuana Act (AMMA) is declared to be unenforceable or is modified to prohibit the sale or cultivation of medical marijuana upon the Leased Premises, or if any other zoning regulation, rule or regulation is modified to prohibit sale, cultivation or possession of marijuana upon the Leased Premises, Landlord may terminate this Lease at its sole discretion.

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LICENSED MARIJUANA PROJECT COMPLIANCE AGREEMENT

1. Lessee acknowledges that neither the lessor nor lessor’s representatives have made any oral or written representations or warranties whatsoever concerning the suitability or zoning of the property with respect to its potential use as a medical marijuana facility, and that it is the sole responsibility of the Lessee to investigate and to satisfy itself concerning the suitability of the property for such use.

2. Lessee understands and agrees that Lessee, and not Lessor, shall be solely responsible at the Lessee’s own expense for full compliance with all state and local laws, rules, regulations and ordinances pertaining to the maintenance and/or operation of a medical marijuana cultivation facility.

3. Lessee warrants and represents that it is eligible and qualified to operate a medical marijuana facility in the property under all applicable state and local laws rules, regulations and ordinances, and that Lessee has obtained all legally required licenses, permits, and approvals to do so before commencing operations on the property.

4. Lessee shall indemnify, defend and hold harmless Lessor, its trustees, agents, employees, and lenders from and against all damages, liabilities, judgments, claims, expenses, penalties, and attorney and consultant fees arising out of or connected in any way to Lessee’s violation or alleged violation of any federal, state, or local law, rule, regulation or ordinance, whether or not litigation or prosecution is actually commences against Lessor, its trustees, agents, employees or lenders.

5. Lessee shall provide notice to Lessor immediately in the event of the revocation, suspension, expiration, transfer, or surrender of Lessee’s lawful authority to operate a medical marijuana facility. Such revocation, suspension, expiration, transfer or surrender, or Lessee’s failure to provide immediate notice thereof to Lessor, shall constitute an incurable Breach of the Lease entitling Lessor at its sole discretion to terminate the lease agreement.

LANDLORD:		TENANT:

Chino Valley Properties, LLC		CCC Holdings, LLC

By	/s/ Bryan McLaren	By	/s/ Alan Abrams
Its	Duly Authorized Agent	Its	Its Duly Authorized Agent

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ARTICLE 1: RECITALS

1.01 Defined Lease Agreement Terms

WHEREAS, The following terms shall have the meanings specified in this Section, unless otherwise specifically provided. Other terms may be defined in other parts of the Lease.

(A) Landlord	Chino Valley Properties, LLC

(B) Landlord’s Address	Chino Valley Properties, LLC c/o Zoned Properties, Inc. 14300 N. Northsight Blvd #208 Scottsdale, Arizona 85260

(C) Tenant	CCC Holdings, LLC

(D) Tenants Address	CCC Holdings, LLC c/o AC Management Group, LLC 7950 E. Acoma Dr. #204 Scottsdale, Arizona 85260

(E) Tenant Use	Marijuana cultivation and processing in accordance with the laws of the State of Arizona, applicable licensure requirements, and the regulations and uses incidental thereto

(F) Building & Premises	Chino Valley Cultivation Site; approximately 10,000 square feet of completed Greenhouse and approximately 5,000 square feet of office & garage space as described in Exhibit C

(G) Property	Real Property described in Exhibit C

(H) Term	Two Hundred Forty (240) Months commencing as of the Commencement Date described in the attached Exhibit A

(I) Commencement Date	Exhibit A

(J) Base Rent	Exhibit B

(K) Prepaid Rent	None

(L) Security Deposit	$40,000

(M) Landlord Broker	None

(N) Tenant Broker	None

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ARTICLE 2: PREMISES AND COMMON AREAS LEASED

2.01 Premises

(a)	Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from landlord, subject to the provisions of this Lease, certain premises described in Exhibit C (the "Buildings" or the “Premises”) owned by Landlord. The Site Plan for the Project attached to this Lease as Exhibit C is attached for general reference purposes only and shall not constitute a representation or warranty by Landlord to be the final plan of the Project or Building, location of the Building, or to require Landlord to build any improvements, or to otherwise comply with the site plan or require Landlord to lease space to a particular tenant or type of tenant.

(b)	Measurement of Premises. The terms "Rentable Area of the Premises," "rentable square feet," "actual square footage" and words of similar importance (whether or not spelled with initial capitals) as used in this Lease will be defined as the total floor area constituting the Premises as measured from the unfinished outside of the exterior Building walls to the unfinished outside of like exterior Building walls. "Rentable Area of the Premises" shall also include any mezzanine space as measured from the outside of the exterior Building walls to like outside exterior Building walls and from outside exterior Building walls to the termination of the mezzanine deck. Tenant acknowledges that, except as otherwise expressly set forth in this Lease Agreement, neither Landlord nor any agent, property manager or broker of Landlord has made any representation or warranty with respect to the Premises, the Building, the Common Areas or the Project or their suitability for the conduct of Tenants business.

ARTICLE 3: COMPLIANCE WITH LAW; AS IS

3.01 Compliance with Law; AS IS

Tenant accepts the Premises strictly on an “AS IS” basis, without any representations or warranties from Landlord. Tenant agrees to be compliant with all applicable rules/laws/regulations in effect, or subsequently passed into effect, as of and after the Commencement Date.

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Tenant, at its sole cost and expense, shall promptly observe and materially comply with all present and future laws, orders, regulations, rules, ordinances and requirements of any governmental agency with respect to the use, care and control of the Premises. Without limiting the generality of the foregoing, Tenant shall make any structural changes or additions to the Premises that are required, in order to comply with the requirements of its business operations. Landlord makes no representations or warranties to Tenant, and hereby disclaims any and all representations or warranties to Tenant, concerning the Premises, including without limitation, that as of the Commencement Date the Premises are (a) in compliance with all federal, state and local laws, regulations and directives for Tenant's intended use of the Premises, including without limitation the Environmental Laws, but excluding the Americans With Disabilities Act; and (b) free from and of all hazardous materials, including without limitation asbestos, lead paint and polychlorinated biphenyl; provided that Landlord represents and warrants to Tenant that Landlord has no actual knowledge, without having made any investigation or inquiry, of any present violation by the Premises of any of the Environmental Laws. "Environmental Laws" shall include, but not be limited to, the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 201,300f to j-9 and any and all environmental laws of the State of Arizona and any and all amendments to such Environmental Laws. Tenant agrees to hold harmless Landlord, and hereby waives all rights and claims of contribution against Landlord, with respect to any violations or alleged violations of Environmental Laws or any other federal, state and local laws, regulations and directives concerning the Premises which arise as a result of Tenant’s activities at the Premises.

ARTICLE 4: LEASE TERM

4.01 Lease Commencement.

The duration of the period of this Lease (the “Term”) shall commence on the date of delivery of possession of the Premises (the "Lease Commencement Date") as outlined in Exhibit A and shall, subject to the right of the Tenant reserved hereunder to extend that duration, run for a period of two hundred forty (240) months therefrom. Notwithstanding the foregoing, in the event the Landlord is delayed in the delivery of the Premises to Tenant due to a Tenant Delay, the Commencement Date shall be deemed to have occurred on the date on which the Landlord would have been able to deliver the Premises to the Tenant absent the Tenant caused delay.

ARTICLE 5: RENTAL PAYMENTS

5.01 Base Rent

The Base Rent ("Base Rent") shall be as set forth in Exhibit B and is adjusted annually as of each Anniversary Date as defined and as set forth in Exhibit B. The Base Rent shall be paid in advance on the first day of each and every month during the Term to Landlord at the address set forth in Section 1.01 hereof or at such other place as Landlord may direct in writing, without any prior notice or demand therefor and without any abatement, deduction, offset or setoff whatsoever unless permitted by law or otherwise permitted in this lease. If the Term commences on any day other than the first day of a calendar month and/or ends on any day other than the last day of a calendar month, Base Rent for the fraction(s) of a month at the commencement and/or upon the expiration of the Term shall be prorated based upon the actual number of days in such fractional month(s).

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5.02 Additional Rent

In addition to Base Rent, Tenant shall pay to Landlord all sums of money or other charges required to be paid by the Tenant under this Lease (other than Base Rent and the Prepaid Rent), including but not limited to Tenant's Share of Operating Expenses (as defined in Article 6 hereof) (all such sums being herein deemed "Additional Rent''), and whether or not the same are designated "Additional Rent" the same shall be payable in lawful money of the United States of America without deduction, set-off or abatement whatsoever unless permitted by law or otherwise permitted in this lease. Any Additional Rent provided for in this Lease shall become due with the next monthly installment of Base Rent unless otherwise provided. The term "Rent" as used in this Lease, shall refer collectively to "Base Rent" and "Additional Rent."

5.03 Late Payment

Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 12% of each such overdue amount plus $25 per day for each day late after five (5) days. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest ("Interest") charged shall be computed at the rate of 12% per annum but shall not exceed the maximum rate allowed by law.

5.04 Prepaid Rent

There will be no Prepaid Rent.

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5.05 Security Deposit

As of the parties’ execution of this Lease, Tenant shall deliver the Security Deposit in the amount of $40,000 to Landlord paid over twelve months beginning September 1, 2015 as $3,333.33 consistent with Section 1.01 as partial security for the performance by Tenant of the provisions of this Lease. In the event of any Default by Tenant under this Lease, Landlord shall have the right to apply all or any portion of the Security Deposit to cure the Default and reinstate this Lease, or to otherwise compensate Landlord for all damages sustained by Landlord resulting from or in connection with such Default. In the event of any such application of the Security Deposit by Landlord, Tenant shall upon demand deliver to Landlord the sum required to restore the Security Deposit to the amount set forth in Section 1.01. Provided that Tenant is not in Default at the expiration or termination of this Lease, Landlord shall return any remaining portion of the Security Deposit to Tenant within thirty (30) days after the date of such expiration or termination. Landlord's rights with respect to the Security Deposit are those of a trustee. Landlord shall be entitled to commingle the Security Deposit with Landlord's general funds and shall have no obligation to pay Tenant interest on the Security Deposit. In the event of a transfer of Landlord's interest in this Lease during the Term hereof, provided Landlord transfers the then unapplied Security Deposit to the transferee and the transferee agrees and actually does deposit the check to a trust account held for the sole use of this provision, Landlord shall be discharged from any further liability with respect to the Security Deposit.

ARTICLE 6: ADDITIONAL RENT AND CHARGES

6.01 Real Property Taxes

For purposes of this Lease, "Real Property Taxes" shall consist of all real estate taxes, leasehold excise taxes and all other taxes relating to the Building, the Common Areas and/or the Project, as applicable, all other taxes which may be levied in lieu of real estate taxes, all assessments, local improvement districts, assessment bonds, levies, fees and other governmental charges, including, but not limited to, charges for traffic facilities and improvements, water service studies, and improvements or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose, which are assessed, levied, confirmed, imposed or become a lien upon the Building or any portion of the Project, the Property and/or the Common Areas, or become payable during the Term (or which become payable after the expiration or earlier termination hereof and are attributable in whole or in part to any period during the Term hereof), together with all costs and expenses incurred by Landlord in successfully contesting, resisting or appealing any such taxes, rates, duties, levies or assessments, "Real Property Taxes" shall exclude any franchise, estate, inheritance or succession transfer tax of Landlord, or any federal or state income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term there is levied or assessed against Landlord a federal, state or local tax or excise tax on rent, or any other tax however described on account of rent or gross receipts or any portion thereof, Tenant shall pay one hundred percent (100%) of the Tenant's Share of any said tax or excise applicable to Tenant's Rent as Additional Rent.

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Together with each payment of Rent to Landlord commencing and prorated as of the Commencement Date through the balance of the Term, Tenant shall pay to Landlord one-twelfth (1/12th) of the prior calendar year’s real property taxes and assessments with respect to the Premises and one-twelfth (1/12th) of the then current calendar’s year’s association assessments and fees (if any) with respect to the Premises each month. Subject to such payment, Landlord shall pay such taxes, assessments and fees to the respective taxing authority and office association. In addition, Tenant shall pay all personal property taxes with respect to any property of Tenant or any subtenant in or upon the Premises prior to delinquency and directly to the respective taxing authority on or before the last day upon which the same may be paid without interest or penalty, and Tenant shall deliver to Landlord reasonable documentation evidencing Tenant’s compliance with the foregoing payment obligations.

6.02 Tenant's Personal Property Taxes

Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other real or personal property placed or installed in and upon the Premises by Tenant. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such real or personal property or trade fixtures of Tenant, and if Landlord pays the taxes based upon such increased assessment, Tenant shall, upon demand, repay to Landlord the taxes so levied or the portion of such taxes reusing from such increase in the assessment.

6.03 Rental Taxes

In addition to the Rent which Tenant is required to pay Landlord herein, Tenant shall pay Landlord all transaction privilege, sales, rental and/or other taxes or licenses (but excluding income or estate taxes charged against Landlord) levied upon or assessed against Landlord by any governmental authority having jurisdiction, which are measured by the Rent or other charges in any form paid by Tenant to Landlord hereunder. The amount required to be paid by Tenant to Landlord pursuant to the immediately preceding sentence shall be paid at the time the applicable Rent is due or other charges are due and shall be considered as payment of taxes or licenses, as the case may be, and not for the payment of Rent.

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ARTICLE 7: INSURANCE

7.01 Tenant's Insurance

Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises by Tenant, the following types of insurance with insurance companies approved to engage in business in the State of Arizona, and reasonably approved by Landlord, in the amounts specified and in the form hereinafter provided for:

(a)	Fire, casualty and extended coverage insurance on Tenant's fixtures, improvements and other property for not less than the full replacement value, together with business interruption coverage, as Landlord may reasonably require. Such policy shall contain an agreed amount endorsement in lieu of a coinsurance clause.
(b)

Commercial liability insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto or business operated by Tenant pursuant to the Lease, including that from personal injury or property damage in or about the Premises, insuring Landlord, and any designated mortgagee of Landlord, and Tenant, and naming Landlord and any designated mortgagee of Landlord as an additional insured therein. Such insurance shall be in the minimum amounts of not less than $3,000,000 per occurrence against liability for bodily injury including death and personal injury for any single (1) occurrence and not less than $1,000,000 per occurrence for property damage, or combined single limit insurance insuring for bodily injury, death and property damage in an amount of not less than $5,000,000. The policy shall insure the hazards of the Premises and Tenant's operations therein, shall include independent contractor and contractual liability coverage (covering the indemnity contained in Section 7.06 hereof) and shall (a) name Landlord, Landlord's managing agent and the Landlord's mortgagee under a mortgage or beneficiary under a deed of trust either having a first lien against the Building or Project (the "Lender") as an additional insured; (b) contain a cross-liability provision; and (c) contain a provision that the insurance provided hereunder shall be primary and non-contributing with any other insurance available to Landlord.

(c)	Workers' compensation insurance for the benefit of all employees entering upon the Premises as a result of or in connection with the employment by Tenant;
(d)	Such other forms of insurance as may be reasonably required to cover future risks against which a reasonably prudent Landlord or Tenant would protect itself.

Landlord may from time to time amend this Lease Agreement to require increased insurance coverage by the Tenant if in the Landlord's reasonable discretion, the same is necessary to adequately insure Tenant's activities in the Premises or as any Mortgagee may reasonably require.

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7.02 Form of Insurance Certificates

All policies shall be written in a form satisfactory to Landlord and shall be written by insurance companies licensed with a Best’s rating and Financial Size Category Rating of "A++" and authorized to do business in the state in which the Building is situated. Tenant shall furnish to Landlord, prior to Tenant's entry into the Premises and thereafter within thirty (30) days prior to the expiration of each such policy (or renewal thereof), a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto, together with a copy of the policy declaration page(s), certifying that such policy(ies) has been issued, provides coverage required by this Article 7 (including name of additional insured entities as required by this Article 7 and a statement that no deductible or self-insurance retention applies to such policy and upon request by Landlord, a copy of each such policy of insurance.

7.03 Tenant's Failure

If Tenant fails to maintain any insurance required in the Lease, Tenant shall be liable for any loss or cost resulting from said failure, and Landlord shall have the right to obtain such insurance on Tenant's behalf and at Tenant's sole expense, the cost of which, plus a fifteen percent (15%) administrative fee, shall be deemed Additional Rent and shall be payable upon Landlord’s demand. This Section 7.03 shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other Section of this Lease. If Landlord obtains any insurance, which is the responsibility of Tenant to obtain under this Article 7, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and any administrative fee charged as provided for under this Section of this Lease.

7.04 Waiver of Subrogation

Each policy evidencing insurance required to be carried by Tenant pursuant to this Article 7 shall contain the following clauses and provisions: (i) that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord be excess insurance; (ii) including Landlord and the parties set forth in Article 7 of this Lease and any other parties designated by Landlord from time to time as additional insured entities; (iii) a waiver by the insurer of any right to subrogation against Landlord and other additional insured entities, its or their agents, employees and representatives which arises or might arise by reason of any payment under such policy(ies) or by reason of any act or omission of Landlord, its agents, employees or representatives; (iv) a severability of interest clause or endorsement; and (v) that the insurer will not cancel or change the coverage provided by such policy without giving Landlord thirty (30) days' prior written notice. Any policy of insurance required to be carried by Tenant that names the parties set forth in this Article 7 as additional insured entities shall not be subject to a deductible or self-insured retention, it being the intent of the parties that such insurance shall fully and completely insure such additional insured entitles for all loss or expense.

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7.05 Tenant's Properties and Fixtures

Tenant assumes the risk of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant or as to which Tenant retains the right of removal from the Premises, except to the extent due to the negligent act or omission, or willful misconduct of Landlord. Tenant shall not do or keep anything in or about the Premises, which will in any way tend to increase insurance rates paid by Landlord and maintained with respect to the Premises and/or the Project unless Tenant pays directly to Landlord the increase cost of the premiums. In no event shall Tenant carry on any activities, which would invalidate any insurance coverage maintained by Landlord. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried by Landlord with respect to the Building and/or the Project, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed therefore by Landlord. In determining whether increased premiums are a result of Tenant’s use of the Building, a schedule issued by the organization computing the insurance rate on the Building and/or the Project showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance underwriters and/or any governmental authority having jurisdiction there over, necessary for the maintenance of reasonable fire and extended insurance for the Building and/or the Project.

7.06 Indemnification

(a)	Tenant, as a material part of the consideration to be rendered to Landlord, hereby indemnifies and agrees to defend and hold Landlord, Landlord's managing agent and Lender, the Premises and the Project harmless for, from and against (i) any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims, judgments or appeals arising from any injury to any person or persons or any damage to any property resulting from Tenant's or Tenants' officers, employees, agents, assignees, subtenants, concessionaires, licensees, contractors or invitees' use, maintenance, occupation, operation, control of, or entry upon the Premises or into the Building during the Term, or resulting from any breach or default in the performance of any obligation to be performed by Tenant hereunder or for which Tenant is responsible under the terms of this Lease or pursuant to any governmental or insurance requirement, or to the extent arising from any act, neglect, fault or omission of Tenant or any of Tenant's officers, employees, agents, servants, subtenants, concessionaires, licensees, contractors or invitees, and (ii) from and against all costs and charges, including reasonable attorneys' and other reasonable professional fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging the Project, the Property, the Building and/or Premises, or any part or any thereof, from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of the Tenant.

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(b)	In the event of the concurrent negligence of Tenant, its sublessees, assignees, invitees, agents, employees, contractors, or licensees on the one hand, and the negligence of Landlord, its agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property of any nature and howsoever caused, and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Project, Building, Common Areas or Premises such that Section 4.24.115 Revised Code of Arizona (“RCI”) is applicable, then Tenant's obligation to indemnify Landlord shall be limited to the extent of Tenant's negligence and that of Tenant’s officers, sublessees, assignees, invitees, agents, employees, contractors or licensees, including Tenant's proportional share of costs, reasonable attorneys' fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage. If Tenant elects to assert its industrial insurance immunity under title 51 of the RCI, and such assertion is inconsistent with the right of the Landlord to indemnification pursuant to this Lease, Landlord shall retain its right to indemnity hereunder and, correspondingly, Tenant shall remain liable to Landlord as indemnitor. This Section of this Lease has been mutually negotiated by Landlord and Tenant and relates only to Tenant’s waiver of immunity with under industrial insurance, Title 51 RCI, and not to any third party, including any injured employee of Tenant.
(c)	In no event shall Landlord, its agents, employees and/or contractors are liable for any personal injury or death or property damage caused by other lessees or their agents, as the case may be, or caused by public or quasi-public work, or for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant except if such tenant and/or employee, agent and/or contractor was directed or instructed by landlord, its agents, employees and/or contactors, to act in a manner that results in damages to Tenant.

7.07 Damage to Tenant's Property

Notwithstanding the provisions of Section 7.06 to the contrary, except to the extent due to the gross negligence or willful misconduct of Landlord, Landlord, its agents, employees and/or contractors shall not be liable for (i) any damage to property entrusted to employees or security officers of the Project, Building or the Property, (ii) loss or damage to any property by theft or otherwise, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling substances or materials, steam, gas, electricity, water or rain which may leak from any part of the Building, the Common Areas, Project or the Property or from the pipes, appliances or plumbing work therein or from the roof, street, or subsurface or from any other place or resulting from dampness or any other cause, except to the extent Landlord receives consideration for such damage or injury from a third party. Neither Landlord nor its agents, employees or contractors shall be liable for interference with light. Tenant shall give prompt notice to Landlord and appropriate emergency response officials if Tenant is or becomes aware of fire or accidents in the Building, the Common Areas or any other portion of the Project or of defects therein in the fixtures or equipment.

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ARTICLE 8: REPAIRS AND MAINTENANCE

8.01 Landlord Repairs and Maintenance

Subject to Landlord's right to reimbursement from Tenant pursuant to Sections 6 and Section 8, to the extent applicable, Landlord shall at its expense maintain in good condition and repair the structural portions of the Building including without limitation the foundation, roof and membrane and shall maintain in good condition the exterior of the Building, utilities to their point of connection to the Premises and the Common Areas of the Project. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist and no action is taken to repair failure for ten (10) days after written notice of the need for such repairs or maintenance is given to Landlord by Tenant or a shorter reasonable time if such repair is of an urgent nature. There shall be no abatement of Rent and, except for the negligence or willful misconduct of Landlord or its employees, no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvement in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein; provided, that Landlord, its employees, agents and contractors use reasonable efforts not to unreasonably interfere with Tenant's business in exercise of Landlord's rights or obligations hereunder. Except as may otherwise be expressly set forth herein, Tenant affirms that (a) neither Landlord nor any agent, employee or officer of Landlord has made any representation regarding the condition of the Premises, the Building, the Common Areas or the Project, and (b) Landlord shall not be obligated to undertake any repair, alteration, remodel, improvement, painting or decorating.

8.02 Utilities and Services

Subject to reimbursement pursuant to Sections 8.03 hereof, to the extent applicable, Landlord shall furnish or cause to be furnished to the Premises lines for water, electricity, sewage and telephone. Tenant shall pay before delinquency, at its sole cost and expense, all charges for water, heat, electricity, power, telephone service, sewer service charges and other utilities or services charged or attributable to the Premises; provided, however, that if any such services or utilities shall be billed to Landlord and are not separately billed to the Premises, Tenant shall pay to Landlord as Additional Rent, an amount equal to that proportion of the total charges therefor which the Rentable Area of the Premises bears to the rentable area of leased area covered by such charges.

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8.03 Tenant Repairs and Maintenance

Except as otherwise set forth in Sections 8.01 and Section 8.02 above, Tenant shall, at Tenant's sole cost and expense, keep, maintain and, to the extent reasonably required, replace the entire Premises, including but not by way of limitation, all interior walls, doors, ceiling, fixtures, furnishings, drapes, specialty lamps, light bulbs used for lighting, starters and ballasts for lighting, subfloors, carpets and floor coverings, elevators and heating, ventilation, air conditioning, and other utility and mechanical systems except dehumidifiers within the Premises to the extent serving the Premises exclusively, in good repair and in a clean and safe condition; provided that Landlord shall have the right to perform such work on behalf of Tenant in which event Tenant shall reimburse Landlord for the cost thereof promptly upon demand therefor. Tenant shall have the right to make routine repairs that are reasonably necessary for the day-to-day operation of the project without requiring prior approval from Landlord. In addition, if any repair or maintenance is necessary or prudent under Sections 8.01 and Section 8.02 as a result of an act or omission of Tenant or its agents, employees or contractors, Tenant shall reimburse Landlord for the entire cost of any such repair or maintenance immediately upon written demand therefor. Upon expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in the same condition as when leased, reasonable wear and tear and damage by fire or other casualty not required to be repaired by Tenant pursuant to this Lease excepted. Notwithstanding the preceding, Landlord may elect to contract with an HVAC service provider for periodic filter changes and inspections of the HVAC equipment located in the Premises ("Periodic Inspections"). The cost of such Periodic Inspections are to be paid by Landlord. HVAC related costs necessary to maintain the HVAC system in top operating condition (repairs, replacements, coil cleaning, etc.) shall be the responsibility of Tenant. All costs due by Tenant to Landlord in this article shall be considered Additional Rent due within ten (10) days after receipt of billing.

8.04 Non-liability of Landlord

Notwithstanding anything to the contrary contained in Sections 8.01 and Section 8.02 above or elsewhere in this Lease, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated or rebated by reason of (a) the interruption or curtailment of the use of the Premises as a result of the installation of any equipment in connection with the Building or Project; or (b) any failure to furnish or delay in furnishing any services required to be provided by Landlord, unless and to the extent such failure or delay is caused by accident or any condition created by Landlord's active negligence; or (c) the limitation, curtailment, rationing or restriction of the use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project.

8.05 Inspection of Premises

Landlord may enter the Premises to complete construction undertaken by Landlord on the Premises, to inspect, clean, improve or repair the same, to inspect the performance by Tenant of the terms and conditions hereof, show the Premises to prospective purchasers, tenants and lenders and for all other purposes as Landlord shall reasonably deem necessary or appropriate; provided, that Landlord shall use reasonable efforts not to interfere with Tenant's business in exercise of Landlord's rights hereunder. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss in, upon or about the Premises, arising from exercise by Landlord of its rights hereunder.

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ARTICLE 9: FIXTURES, PERSONAL PROPERTY ALTERATIONS

9.01 Fixtures and Personal Property

Tenant, at Tenant's expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without damage to the structure of the Premises, including, but not limited to, damage to drywall, doors, door frames and floors. Landlord reserves the right to approve or disapprove of any interior improvements, which are visible from outside the Premises. Such improvements must be submitted for Landlord's written approval prior to installation, or Landlord may remove or replace such items at Tenant's sole expense. Said trade fixtures, equipment, furniture, cabling and personal property shall remain Tenant's property and shall be maintained in good condition while on the Premises and removed by Tenant upon the expiration or earlier termination of the Lease. As a covenant which shall survive the expiration or earlier termination of the Lease by 30 days, Tenant shall repair, at Tenant's sole expense, or at Landlord's election, reimburse Landlord for the cost to repair all damage caused by the installation or removal of said trade fixtures, equipment, cabling, furniture, personal property or temporary improvements. All installations and fixtures shale become the property of Landlord after completion of installation by Tenant. If Tenant fails to remove any items required by Landlord prior to or upon the expiration or earlier termination of this Lease, Landlord, at its option and without liability to Tenant for loss thereof, may keep and use them or remove any or all of them and cause them to be stored or sold in accordance with applicable law, and Tenant shall, upon demand of Landlord, pay to Landlord as Additional Rent hereunder all costs and expenses incurred by Landlord in so storing and/or selling said items. In the event any such fixtures, equipment, and/or furniture of Tenant are sold by Landlord, the proceeds of such sale shall be applied, first, to all expenses of Landlord incurred in connection with storage and sale; second, to any amounts owed by Tenant to Landlord under this Lease or otherwise, and, third, the remainder, if any, shall be paid to Tenant.

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9.02 Alterations

Tenant shall not make or allow to be made any material alterations, additions or improvements to the Premises (defined as alterations, additions or improvements costing in excess of $5,000.00 individually or in the aggregate with respect to separate items relating to the same improvement or alteration, or alterations, additions or improvements which affect the structure or exterior of the Building or any building, mechanical, electrical or life safety system), either at the inception of the Lease or subsequently during the Term, without obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion with respect to any alteration, addition or improvement that (i) affects the structure or exterior of the Building or any building, mechanical, electrical or life safety systems or (ii) potentially causes the Premises or Building to fail to comply with Arizona State Marijuana rules and regulations pertaining to facilities producing or processing cannabis, but shall not be unreasonably withheld. Tenant shall deliver to Landlord the contractor's name, state license number, a certificate of liability insurance naming Landlord and Landlord's manager and lender(s) as an additional insured, as well as full and complete plans and specifications of all such alterations, additions or improvements, and any subsequent modifications or additions to such plans and specifications, and no proposed work shall be commenced or continued by Tenant until Landlord has received and given its written approval of each of the foregoing. Landlord shall either approve or disapprove any proposed alteration, addition or improvement within thirty (30) days following receipt of all of the foregoing items, and if Landlord fails to deliver notice of disapproval within 30 days following receipt of all the foregoing items, Landlord's consent is deemed granted. Landlord shall not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like. Further, Tenant shall indemnify, protect, defend and hold Landlord and Landlord's agents, employees and contractors and the Building harmless for, from and against any loss, damage, liability, claims, cost or expense, including attorneys' fees and costs, incurred as a result of any defects in design, materials or workmanship resulting from Tenant's alterations, additions or improvements to the Premises. All alterations, telephone or telecommunications lines, cables, conduits and equipment and all other additions or improvements to the Premises made by Tenant shall remain the property of Tenant until termination of the Lease, at which time they shall, unless otherwise elected by Landlord by written notice to Tenant, be and become the property of Landlord. Landlord may, as a condition to approval of any such alterations, additions or improvements, require Tenant to remove any partitions, counters, railings, telephone and telecommunications lines, cables, conduits and equipment and/or other improvements installed by Tenant during the Term, and Tenant shall repair all damage resulting from such removal or shall pay to Landlord all costs arising from such removal if Landlord shall demand the removal of such alterations, additions and improvements prior to lease expiration or earlier termination of the Lease and Tenant fails to remove and repair the Premises prior to Tenant’s vacation thereof. All repairs, alterations, additions and restorations by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with the plans and specifications approved by Landlord and in compliance with all applicable laws and ordinances, building codes, bylaws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Premises and as-built plans and specifications shall be provided to Landlord by Tenant upon completion of the work. If required by Landlord, Tenant shall secure at Tenant's own cost and expense a completion and lien indemnity bond or other adequate security, in form and substance reasonably satisfactory to Landlord. Tenant shall reimburse Landlord for Landlord's reasonable charges (including any professional fees incurred by Landlord and a reasonable administrative fee as established by Landlord from time to time) for reviewing and approving or disapproving plans and specifications for any proposed alterations.

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9.03 Liens

Tenant shall promptly file and/or record, as applicable, all notices of completion provided for by law, and shall pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant or at the request of Landlord on behalf of Tenant, and shall keep the Premises, the Property and the Project free and clear of all contractor’s, mechanics', materialmen's and worker’s liens in connection therewith. Landlord shall have the right, and shall be given ten (10) business days written notice by Tenant prior to commencement of the work, to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration, or repair of the Premises by Tenant. If any such lien or notice preceding the filing of any lien is filed, Tenant shall cause same to be discharged of record within ten (10) days thereof, or if Tenant disputes the correctness or validity of any claim of lien, Landlord may, in its reasonable discretion, permit Tenant to post or provide security in a form and amount acceptable to Landlord to insure that title to the Building and the Project remains free from any such actual or potential encumbrance. If said lien or potential encumbrance is not timely discharged by Tenant as aforesaid, Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien and Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord, together with interest thereon at the Default Rate of 12% within five (5) days after notice is received from Landlord of the amount expended by Landlord.

ARTICLE 10: USE AND CONFLUENCE WITH APPLICABLE LAW

10.01 Premises Use and Confluence with Applicable Law

State and Federal Law Confluence. Tenant shall only use the Premises for the purposes described in Section 1.01 above, and uses customarily incidental thereto, and for no other use without the prior written consent of Landlord. Tenant shall, at Tenant's sole cost and expense, comply with applicable requirements of municipal, county, state and, except as to certain applicable federal law, other applicable governmental authorities now or hereafter in force pertaining to Tenant's business operations, alterations and/or specific use of the Premises, the Building and/or the Project, and shall secure any necessary permits therefore and shall faithfully observe in the use of the Premises, Building and the Project, applicable municipal, county, state and, except as to certain applicable federal law, other applicable governmental entities' requirements which are now or which may hereafter be in force. In connection with the immediately preceding sentence, Tenant and Landlord acknowledge their belief that the Lease of the Premises for the intended use relates to activities that they have been advised are lawful under the laws of the State of Arizona, yet perhaps not lawful under the laws of the United States. The parties acknowledge that both are benefited by the exchanged considerations under this Lease and owing to their mutual understanding that the intended Premises use is lawful under the laws of the State of Arizona, hereby agree that present status of federal law rendering the intended use of the Premises as unlawful shall not serve as a basis for Tenant to claim a breach of the terms hereof for any reason.

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10.02 Hazardous Materials

(a)	Defined terms. "Hazardous Materials" means, among other things, any of the following, in any amount: (a) any petroleum or petroleum derived or derivative product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls and medical wastes; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," ''toxic substances," "toxic pollutants," "solid waste," or words of similar import in any federal, state or local statute, law, ordinance or regulation or court decisions now existing or hereafter existing as the same may be interpreted by government offices and agencies. "Hazardous Materials Laws" means any federal, state or local statutes, laws, ordinances or regulations or court decisions now existing or hereafter existing that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.
(b)	Compliance with Hazardous Materials Laws. Tenant will not cause any Hazardous Material to be brought upon, kept, generated or used on the Project in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law; provided, however, in no event shall Tenant allow any Hazardous Material to be brought upon, kept, generated or used in the Premises or on the Project other than those Hazardous Materials for which Tenant has received Landlord's prior written consent to bring on (other than small quantities of cleaning or other/industrial supplies as are customarily used by a Tenant in the ordinary course of business in a general industrial business park facility). Tenant, at its sole cost and expense, will comply with (and obtain all permits required under) all Hazardous Materials Laws, groundwater wellhead protection laws, storm water management laws, fire protection provisions, and prudent industry practice relating to the presence, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Premises or the Project that Tenant brings upon, keeps, generates or uses in the Premises or on the Project (including, without limitation, but subject to this Section 10.02, immediate remediation of any Hazardous Materials in, on, under or about the Project that Tenant brings upon, keeps, generates or uses on the Project in compliance with Hazardous Materials Laws) and in no event shall Tenant allow any liens or encumbrances pertaining to Tenant's use of Hazardous Materials to attach to any portion of the Project. On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Premises or, as applicable, the Project (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Premises or the Project. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Premises or the Project, nor enter into (or commence negotiations with respect to) any settlement agreement, consent decree or other compromise with respect to any claims relating to or in any way connected with Hazardous Materials in, on, under or about the Premises or the Project, without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord's interest in the Premises and/or the Project. Landlord shall have the right from time to time to inspect the Premises to determine if Tenant is in compliance with this Section 10.02.

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(c)	Notice of Actions. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Premises or the Project that result from or in any way relate to Tenant's use of the Premises or the Project immediately after receiving notice of the same: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (ii) any claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (iii) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or the Project or Tenant's use of the Premises or the Project. Upon Landlord's written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and the generator of such Hazardous Materials and will not attribute responsibility for any such Hazardous Materials to Landlord or Landlord's property manager.
(d)	Disclosure and Warning Obligations. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant's use of the Premises or Project are Tenant's sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.
(e)	Indemnification. Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord and Landlord's agents, employees and contractors for, from and against any and all claims, liabilities, damages, losses, costs and expenses whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Premises or the Project (including water tables and atmosphere) that Tenant brings upon, keeps, generates or uses on the Premises or the Project. Tenant's obligations under this Section include, without limitation and whether foreseeable or unforeseeable, (i) the costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises or the Project; (ii) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (iii) the value of any loss of use and any diminution in value of the Premises or the Project, and (iv) consultants' fees, experts' fees and response costs. The Tenant's obligations under this section survive the expiration or earlier termination of this Lease.

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(f)	Hazardous Materials Representation by Landlord. Landlord represents to Tenant that, to its actual knowledge and except as Landlord has previously disclosed to Tenant, Landlord has not caused the generation, storage or release of Hazardous Materials upon the Premises, except in accordance with Hazardous Materials Laws and prudent industry practices regarding construction of the Premises.
(g)	Environmental Site Assessments. Upon request by Landlord during the Term of this Lease, prior to the exercise of any renewal Term and/or prior to vacating the Premises, Tenant will obtain and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord.

10.03 Signs

The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction on any part of the outside of the Building or the Project or visible from the outside of the Premises, the Building or the Project, except as first approved by Landlord in writing or as may be set forth in the Outline Plans and Specifications. All signage shall comply with the Project sign criteria as adopted and promulgated by Landlord from time to time.

ARTICLE 11: DAMAGE AND DESTRUCTION

11.01 Reconstruction

If the Building is damaged or destroyed during the Term other than by reason of the negligence or act of Tenant, Landlord shall, except as hereinafter provided, diligently repair or rebuild it to substantially the condition in which it existed immediately prior to such damage or destruction. If Landlord is obligated or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration of only those portions of the Premises which were initially provided at Landlord's expense or as part of the original installation by Landlord for Tenant and the repair and/or restoration of other items within the Premises shall be the obligation of the Tenant.

11.02 Excessive Damage or Destruction

If the Building or the Premises is damaged or destroyed by reason arising other than through the neglect or act of Tenant to the extent that it cannot within Landlord's reasonable discretion, with reasonable diligence, be fully repaired or restored by Landlord within the earlier of (i) one hundred twenty (120) days after the date of the damage or destruction, or (ii) the expiration of the Term hereof, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days of the date of the damage or destruction. If Landlord does not terminate the Lease, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible.

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11.03 Uninsured Casualty

Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Building, which damage or destruction is not fully covered by the insurance proceeds received by Landlord under the insurance policies described in Article 7 hereinabove, Landlord may terminate this Lease by written notice to Tenant given within sixty (60) days after the date of notice to the Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect and the Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in Section 11.01 hereinabove.

11.04 Waiver

With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article 11, and to the extent permitted by law, Tenant hereby waives any rights to terminate this Lease pursuant to rights otherwise accorded by law to tenants, except as expressly otherwise provided herein.

11.05 Mortgagee's Right

Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Property, the Building and/or the Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made. Upon any termination of this Lease under the provisions hereof, the parties shall be released without further obligation to the other from date possession of the Premises is surrendered to Landlord, except for items which are theretofore accrued and are then unpaid.

11.06 Damage Near End of Term

Notwithstanding anything to the contrary contained in this Article 11, in the event the Premises or the Building are subject to excessive damage (as defined in Section 11.03 during the last twenty-four (24) months of the Term or any applicable extension periods, Landlord may elect to terminate this Lease by written notice to Tenant within thirty (30) days after the date of such damage.

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ARTICLE 12: EMINENT DOMAIN

12.01 Condemnation & Eminent Domain

In the event the whole of the Premises, Building, Project and/or Common Areas, as the case may be, and/or such part thereof as shall substantially interfere with Tenant's use and occupation thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or is sold in lieu of or to prevent such taking, then Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. In the event the whole of the Premises, Building, Project and/or Common Areas, as the case may be, or such part thereof as shall substantially interfere with Landlord's use and occupation thereof, or if any access points to adjoining streets, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or is sold in lieu of or to prevent such taking, then Landlord shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Except as provided below, Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant in the Premises. Nothing contained in this Article 12 shall be deemed to give Landlord any interest in any separate award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for Tenant's moving expenses. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall promptly proceed to restore the Building to substantially their same condition prior to such partial taking less the portion thereof lost in such condemnation, and the Base Rent shall be proportionately reduced by the time during which, and the portion of the Premises which, Tenant shall have been deprived of possession on account of said taking and restoration.

ARTICLE 13: DEFAULT

13.01 Events of Default

The occurrence of any of the following events shall constitute an "Event of Default" on the part of the Tenant with or without notice from Landlord:

(a)	Tenant shall fail to pay on or before the due date any installment of Rent or other payment required pursuant to this Lease;
(b)	Tenant shall abandon the Premises, whether or not Tenant is in default of the Rent payments due under this Lease;
(c)	Tenant shall fail to comply with any Term, provision, or covenant of this Lease, and such failure is not cured within ten (10) days after written notice thereof to Tenant (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided that if the nature of such cure is such that a longer cure period is necessary, Tenant shall only be in default if Tenant shall have failed to commence such cure within said ten (10) day period and thereafter to have diligently prosecuted such cure to completion;
(d)	Tenant shall file a petition or be adjudged a debtor or bankrupt or insolvent under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States or any State; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such appointment or petition, if involuntary, is not dismissed within sixty (60) days of filing; or

(e)	Tenant shall make an assignment for the benefit of creditors.
(f)	Tenant does not fully comply with the terms listed in the “LICENSED MARIJUANA COMPLIANCE AGREEMENT,” which will be considered an incurable default.

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13.02 Remedies

(a)	Upon the occurrence of any Event of Default set forth in this Lease, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder, in the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (i) any unpaid Rent which has been earned at the time of such termination plus interest at the rates contemplated by this Lease; plus (ii) the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided plus interest at the rates contemplated by this Lease; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) the unamortized balance of the value of any free rent, tenant improvement costs, commissions and any other monetary concessions provided to Tenant pursuant to this Lease, as amortized over the initial Term of this Lease; plus (v) any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant's failure to perform Tenant's obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, costs to restore the Premises to good condition, costs to remodel, renovate or otherwise prepare the Premises, or portions thereof, for a new tenant, leasing commissions, marketing expenses, reasonable attorneys' fees, and free rent, moving allowances and other types of leasing concessions. As used in Subsections 13.02(a) (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b)	In the event of any such default by Tenant, Landlord shall also have the right with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises if the tenant fails to comply within the ten day period described above; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant No re-entry or taking possession of the Premises by Landlord pursuant to this Section 13.02(b) shall be construed as an acceptance of a surrender of the Premises or an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(c)	In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or re-let the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord at its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

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(d)	In the event that Landlord shall elect to so re-let, the rents received by Landlord from such relating shall be applied: first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord second to the payment of any costs of such re-letting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residual, if any, shall be held by Landlord and applied to payment of future Rent as the same shall become due and payable hereunder. Should that portion of such rents received from such re-letting during the month, which is applied to the payment of Rent, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as is certain, any of the costs and expenses incurred by Landlord in such re-letting or in making such alterations and repairs not covered by the rents received from such re-letting.

(e)	All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

(f)	In the event that during any twelve month period of this Lease, Tenant commits more than two (2) acts or omissions of default for which default notices are given by Landlord pursuant to this Article 13 (whether or not such defaults are cured by Tenant), Landlord may, at its option, elect to terminate this Lease. Landlord's election to exercise its early termination rights shall be effective only upon written notice delivered to Tenant specifying Landlord's election to cause an early termination of this Lease. Such early termination shall be in effect when such written notice is provided to Tenant. Landlord's right of early termination shall be in addition to all other rights and remedies available to Landlord at law or in equity, however, if Landlord makes this election in spite of Tenant having cured every breach within the described period, Landlord shall have no right to collect any additional future rent.

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13.03 Landlord's Default

Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within thirty (30) days after written notice by Tenant, or if such failure is not reasonably capable of being cured within such thirty (30) day period, Landlord shall not be in default unless Landlord has failed to commence the cure and diligently pursue the cure to completion. In no event shall Landlord be liable to Tenant or any person claiming through or under Tenant for consequential, exemplary or punitive damages.

ARTICLE 14: FILING OF PETITION

14.01 Tenant's Bankruptcy

Landlord and Tenant (as either debtor or debtor-in-possession) agree that if a petition ("Petition") is filed by or against Tenant under any Chapter of Title 11 of the United States Code (the "Bankruptcy Code"), the following provisions shall apply:

(a)	Adequate protection for Tenant's obligations accruing after filing of the Petition and before this Lease is rejected or assumed shall be provided within 15 days after filing in the form of a security deposit equal to three months' Base Rent and Additional Rent and other Lease charges, to be held by the court or an escrow agent approved by Landlord and the court.

(b)	The sum of all amounts payable by Tenant to Landlord under this Lease constitutes reasonable compensation for the occupancy of the Premises by Tenant.

(c)	Tenant or Trustee shall give Landlord at least 30 days written notice of any abandonment of the Premises or any proceeding relating to administrative claims. If Tenant abandons without notice, Tenant or Trustee shall stipulate to entry of an order for relief from stay to permit Landlord to reenter and re-let the Premises.

(d)	If Tenant failed to timely and fully perform any of its obligations under this Lease before the filing of the Petition, whether or not Landlord has given Tenant written notice of that failure and whether or not any time period for cure expired before the filing of the Petition, Tenant shall be deemed to have been in default on the date the Petition was filed for all purposes under the Bankruptcy Code.

(e)	For the purposes of Section 365(b)(1) of the Bankruptcy Code, prompt cure of defaults shall mean cure within 30 days after assumption.

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(f)	For the purposes of Section 365(b)(1) and 365(f)(2) of the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee will require that Tenant, Trustee or the proposed assignee deposit three months of Base Rent and Additional Rent into an escrow fund (to be held by the court or an escrow agent approved by Landlord and the court) as security for such future performance. In addition, if this Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall require that: (i) the assignee have a tangible net worth not less than the net worth of Tenant as of the Commencement Date or that such assignee's performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less than the net worth of Tenant as of the Commencement Date; (ii) the assignee demonstrate that it possesses a history of success in operating a business of similar size and complexity in a similar market as Tenant's business; and (iii) assignee assume in writing all of Tenant's obligations relating to the Premises or this Lease.

(g)	If Tenant or Trustee intends to assume and/or assign this Lease, Tenant or Trustee shall provide Landlord with 30 days written notice of the proposed action, separate from and in addition to any notice provided to all creditors. Notice of a proposed assumption shall state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Landlord. Notice of a proposed assignment shall state: (i) the name, address, and federal tax identification and registration numbers of the proposed assignee; (ii) all of the terms and conditions of the proposed assignment, and (iii) the assignee's proposed adequate assurance of future performance to be provided to Landlord.

(h)	If Tenant is in default under this Lease when the Petition is filed, Landlord shall not be required to provide Tenant or Trustee with services or supplies under this Lease or otherwise before Tenant assumes this Lease, unless Tenant compensates Landlord for such services and supplies in advance.

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ARTICLE 15: ASSIGNMENT AND SUBLETTING

15.01 Prohibition

Tenant shall not assign, mortgage, pledge or otherwise transfer or encumber this Lease, in whole or in part, nor sublet, assign, or permit occupancy by any party other than Tenant of all or any part of the Premises, without the prior written consent of Landlord, which may not be unreasonably withheld. Tenant shall at the time the Tenant requests the consent of Landlord, deliver to Landlord such information in writing as Landlord may reasonably require respecting the proposed assignee or subtenant including, without limitation, the name, address, nature of business, ownership, financial responsibility and standing of such proposed assignee or subtenant and Landlord shall have not less than twenty (20) business days after receipt of all required information to elect one of the following: (a) consent to such proposed assignment, encumbrance or sublease, or (b) refuse such consent. In addition, as a condition to Landlord's consent to any assignment, sublease or encumbrance of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or encumbrance and an agreement executed by the assignee, sublessee or other transferee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by the terms and provisions of this Lease and perform all the obligations of Tenant hereunder with respect to the assigned or subleased portion of the Premises. No assignment or subletting by Tenant shall relieve Tenant or Guarantor of any obligation under this Lease, including Tenant’s obligation to pay Base Rent and Additional Rent hereunder. Any purported assignment or subletting contrary to the provisions hereof without consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment of subletting. Tenant's sole remedy for Landlord's refusal to consent to a proposed assignee or sublessee of Tenant will be an action or proceeding for specific performance, injunction or declaratory relief. Tenant shall pay Landlord's reasonable processing costs and attorneys' fees incurred in reviewing any proposed assignment or sublease.

15.02 Excess Rental

If pursuant to any assignment or sublease, Tenant receives rent, either initially or over the Term of the assignment or sublease, in excess of the Rent called for hereunder, or in the case of this sublease of a portion of the Premises in excess of such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of the excess of each such payment of rent received by Tenant after its receipt.

15.03 Scope

The prohibition against assigning or subletting contained in this Article 15 shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect Rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess Rent so collected in accordance with the terms of the immediately preceding paragraph, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

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15.04 Waiver

Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee or failure of Landlord to take action against any assignee or sublease, Tenant hereby agrees that Landlord may, at its option, and upon not less than ten (10) days' notice to Tenant, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

15.05 Change in Control

Tenant is a limited liability company, a withdrawal of or change in general partners or members, in one or more transfers, owning more than a fifty one percent (51%) interest and less than a one hundred percent interest (100%) in the LLC to a single party and/or its affiliates, shall constitute a voluntary assignment and shall be subject to the provisions of this Article 15. If the Tenant is a corporation, a transfer of fifty one percent (51%) or more and less than one hundred percent (100%) of the corporation's stock or assets in one or more transfers to a single party and/or its affiliates, or a change in the control of such company pursuant to a merger, consolidation, sale of assets or otherwise of more than fifty one percent and less than one hundred percent to a single party and/or its affiliates, shall be deemed for the purposes hereof to be an assignment of this Lease, and shall be subject to the provisions of this Article 15.

ARTICLE 16: ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

16.01 Estoppel Certificate

Within ten (10) business days after request therefor by Landlord, or if on any sale, assignment or hypothecation by Landlord of Landlord's interest in the Property, the Project and/or the Premises, or any part thereof, an estoppel certificate shall be required from Tenant, Tenant shall deliver to the requesting party a statement in writing: (a) certifying that the Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that the Lease, as so modified, is in full force and effect; (b) certifying the dates to which the Rent and other charges are paid in advance, if any; and (c) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if they are claimed. Any such statement may be relied upon by any prospective purchaser or lender of all or any portion of the Premises or any leasehold interest therein. The failure to deliver such statement within such time shall, at Landlord’s option be an Event of Default hereunder and shall be conclusive and binding upon the party upon whom the request is made that: (i) the Lease is in full force and effect, without modification except as may be represented by the requesting party; (ii) there are no uncured defaults on the requesting party's performance; and (iii) no Rent has been paid in advance. If Tenant is required or requested to execute more than one estoppel certificate or similar document in any twelve (12) month period, Landlord shall reimburse Tenant for its legal fees incurred in having such documents reviewed, up to a total charge of five hundred dollars ($500.00).

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16.02 Attornment

Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord, its successors or assigns, encumbering the Premises or the Building, or any part thereof or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease; provided, that such purchaser recognizes Tenant's rights under this Lease and agrees not to disturb Tenant's quiet possession of the Premises for so long as Tenant is not in default hereunder.

16.03 Subordination

The rights of Tenant hereunder are and shall be, at the election of any mortgagee or the beneficiary of a deed of trust encumbering the Project (or the portion thereof on which the Building is located) and/or Building, subject and subordinate to the lien of such mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Project (or the portion thereof on which the Building is located) and/or the Building, and to all advances made or hereafter to be made upon the security thereof. If requested, Tenant agrees to execute such documentation as may be required by Landlord or its lender to further effect the provisions of this Article 16 in such form as reasonably requested by Landlord or its Lender.

16.04 Recording

Tenant covenants and agrees with Landlord that Tenant shall not record this Lease or any memorandum thereof without Landlord's prior written consent. Notwithstanding the provisions of Section 16.04, in the event that Landlord or its lender requires this Lease or a memorandum thereof to be recorded in priority to any mortgage, deed of trust or other encumbrance which may now or at any time hereafter affect in whole or in part the Building, the Project (or the portion thereof on which the Building is located), and whether or not any such mortgage, deed of trust or other encumbrance shall affect only the Building, the Project (or the portion thereof on which the Building is located), or shall be a blanket mortgage, deed of trust or encumbrance affecting other premises as well, the Tenant covenants and agrees with Landlord that the Tenant shall execute promptly upon request from Landlord any certificate, priority agreement or other instrument which may from time to time be requested to give effect thereto.

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ARTICLE 17: MISCELLANEOUS

17.01 Notices

Any and all notices, consents or other communications provided for herein shall be given in writing and delivered by hand or registered or certified mail addressed to the Landlord at the address provided in Section 1.01. Any and all notices, consents or other communications provided for herein shall be given in writing and delivered by hand or registered or certified mail addressed to the Tenant at the address provided in Section 1.01, or to such other address as Tenant or Landlord may designate by written notice to the other. Notices shall be deemed sufficiently served upon the earlier of actual receipt or the expiration of three (3) days after the date of mailing thereof, or if a party can conclusively show that actual receipt occurred by others means such as an email that was replied to with the original email text retained or by other method that conclusively demonstrates actual receipt, then notice shall be deemed properly delivered.

17.02 Successors Bound

This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective assignees, subject to the provisions hereof. Whenever in this Lease a reference is made to Landlord, such reference shall be deemed to refer to the person in whom the interest of Landlord shall be vested, and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Building. Any successor or assignee of the Tenant who accepts an assignment of the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment without the prior written consent of Landlord pursuant to, or otherwise as provided in, Article 15 hereof.

17.03 Waiver

No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

17.04 Subdivision and Easements

Landlord reserves the right to: (a) subdivide the Project; (b) alter the boundaries of the Project; and (c) grant easements on the Project and dedicate for public use portions thereof; provided, however, that no such grant or dedication shall materially interfere with Tenant's use of the Premises. Tenant hereby consents to such subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord's request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant's consent thereto.

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17.05 Landlord's Reserved Rights in Common Areas

Landlord reserves the right from time to time, provided that Tenant's use and enjoyment of the Premises is not materially and adversely affected thereby, to: (a) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to the Premises or other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduit, wires and appurtenant meters in the Building which are located or located elsewhere outside the Building; (b) make changes to the Common Areas and/or the parking facilities located thereon, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (c) close temporarily all or any portion of the Common Areas and/or the Building in order to perform any of the foregoing or any of Landlord's obligations under this Lease, so long as reasonable access to the Building remains available during normal business hours; and (d) alter, relocate or expand, and/or to add additional structures and improvements to, or remove same from, all or any portion of the Common Areas or other portions of the Project.

17.06 Accord and Satisfaction

No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease unless agreed upon in writing or electronic writing between the parties.

17.07 Limitation of Landlord's and Tenant's personal liabilities

The obligations of Landlord and Tenant under this Lease do not constitute personal obligations of the individual partners, directors, officers, members, employees or shareholders of each respective party or their partners, and each party shall look solely to the named entities on this lease, and the rents and profits therefrom, for satisfaction of any liability in respect to this Lease and will not seek recourse against the individual partners, directors, officers, members, employees or shareholders of either party, or their partners or any of their personal assets for such satisfaction unless otherwise expressly provided or committed to by either party. Nothing herein shall abrogate the rights of any party to pursue any other party for a tort action committed that party him or herself.

17.08 Survival

The obligations and liabilities of each party which are incurred or accrue prior to the expiration of this Lease or the termination of this Lease or of Tenant's right of possession shall survive such expiration or termination, as shall all provisions by which a party is to provide defense and indemnity to the other party, all provisions waiving or limiting the liability of Landlord, and all attorneys' fees provisions.

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17.09 Attorneys' Fees

In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any Rent due under this Lease or the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord and/or eviction of Tenant during the Term of this Lease, or after the expiration thereof, the substantially prevailing party will be entitled to a reasonable sum for attorneys' fees, witness fees and other court costs, both at trial and on appeal.

17.10 Captions and Article Numbers

The captions, article, paragraph and Section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such Sections or articles of this Lease nor in any way affect this Lease.

17.11 Severability

If any Term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17.12 Governing Law, Dispute Resolution and Venue

This Lease shall be construed in accordance with the laws of the State of Arizona. In the event of any dispute, venue shall be the state court located in Arizona.

In the event a party is in breach of this Agreement and the failure of a party to cure said breach in a timely manner, pursuant to this Agreement, to the other party’s satisfaction within the period set forth herein, the other party or parties, in addition to and not in limitation of any other rights and remedies available to such other party or parties at law or in equity, shall have the right to seek injunctive relief and/or the appointment of a receiver.

The forgoing notwithstanding, the parties hereby agree to attempt to resolve all differences among themselves by non-binding mediation. In the event of a dispute, either party may demand mediation (a settlement conference). If the parties fail to agree upon a mediator within five (5) business days of demand for mediation, either party may petition the Maricopa County Superior Court in Arizona for the appointment of a mediator. If the dispute is not resolved by agreement of all parties within thirty (30) calendar days of the appointment of a mediator, or within forty-five (45) days after the written request for mediation is transmitted to the other party, either party may commence arbitration. The parties shall split the mediator’s fee.

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If mediation is not timely commenced or fails, all disputes among the parties to this Agreement shall be settled by binding arbitration, by one arbitrator, according to the Arizona Revised Statutes and the Arizona Rules of Civil Procedure. If the parties cannot unanimously agree upon an arbitrator, any person or entity involved in the dispute may petition the Maricopa County Superior Court for the appointment of an arbitrator. The parties to the arbitration shall split the arbitrator’s fees equally. The arbitrator’s decision shall be final and binding and may be enforced according to the Uniform Arbitration Act and/or enforced in any court of competent jurisdiction. The arbitrator may award injunctive relief and may award attorney fees and/or costs to the prevailing party or parties.

17.13 Submission of Lease

The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any officer, employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof.

17.14 Holding Over

Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease without Landlord's prior written consent, such holding over shall constitute and be construed as tenancy at sufferance only, at a monthly rent equal to two hundred percent (200%) of the Base Rent payable for the final month of the Term of this Lease and otherwise upon the terms and conditions in the Lease, so far as applicable. Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease with Landlord's prior written consent, such holding over shall constitute and be construed as a tenancy from month to month only, at a fair market monthly rent as agreed by Landlord and Tenant and otherwise upon the terms and conditions of this Lease, so far as applicable. The acceptance by Landlord of Rent after such expiration or early termination shall not result in a renewal or extension of this Lease. The foregoing provisions of this Section 17.14 are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises on the expiration of this Lease and/or to remove all Tenant's fixture and/or personal property pursuant to Section 9.01 hereof, Tenant shall indemnify and hold Landlord harmless for, from and against all claims, damages, loss or liability, including without limitation, any claim made by any succeeding tenant resulting from such failure to surrender by Tenant and any attorneys' fees and costs incurred by Landlord with respect to any such claim.

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17.15 Parking

Tenant shall have the right to use parking spaces or parking areas near or adjacent to the Building that are from time to time designated by Landlord for the use of Tenant and its employees. All such parking shall be on a nonexclusive, non-assigned basis. Tenant shall not use or permit its employees or invitees to use any spaces which have been specifically reserved by Landlord to other tenants or for such other uses as have been designated by appropriate governmental entities as being restricted to certain uses. Tenant shall at all times comply and cause its employees and invitees to comply with any parking rules and regulations as Landlord may from time to time reasonably adopt. At no time will Tenant use any parking spaces for storage or containers of any type or description. Landlord assumes no liability or risk for any damage that may occur to the automobile or other property of Tenant, its employees, customers or others in any parking area or Common Area of the Project.

17.16 Quiet Enjoyment

Tenant, on performing the covenants and observing the conditions of this Lease, at all times during the term shall have the peaceable enjoyment of the Premises without hindrance or disturbance by Landlord or any person claiming through or under it or any person having or claiming paramount title; provided that during the Term Landlord shall be permitted to store at the Premises, in an area of the Premises mutually agreed upon by Landlord and Tenant prior to the Commencement Date exclusively reserved to and freely accessed by Landlord without prior notice to Tenant, motors and related equipment.

17.17 Broker; Agency Disclosure

Each of Tenant and Landlord warrant that it has had no discussions, negotiations and/or other dealings with any real estate broker or agent in connection with the negotiation of this Lease other than the Broker(s) identified in Section 1.01 ("Brokers"), and that it knows of no other real estate broker or agent who is or may be entitled to any commission or finder's fee in connection with this Lease. Each of Tenant and Landlord agrees to indemnify the other and hold the other harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys' fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of such party's discussions, negotiations and/or dealings with any real estate broker or agent. This Section 17.17 is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders. No commission(s) or finders fee(s) shall be paid to Tenant, employee(s) of Tenant or any unlicensed representative of Tenant.

17.18 Landlord's Right to Perform

Upon Tenant's failure to perform any obligation of Tenant hereunder after notice from Landlord pursuant to Article 13 above (if notice is required pursuant to Article 13 above), including without limitation, the Tenant's failure to pay Tenant's insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc. Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Tenant shall reimburse Landlord the reasonable cost of Landlord's performing such obligation on Tenant's behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the Default Rate, as Additional Rent.

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17.19 Assignment by landlord

Landlord may freely sell, assign or otherwise transfer all or any portion of its interest under this Lease or in the Premises or in the building or the land that comprise the Premises, and in the event of any such transfer, the party originally executing this Lease as Landlord, and any successor or affiliate of such party, shall be relieved of any and all of its obligations under this Lease from and after the date of such transfer, provided that Landlord is not in default of this Lease at the time of transfer. Tenant shall thereafter be bound to the transferee with the same effect as though the latter had been the original Landlord hereunder, provided that the transferee assumes and agrees to carry out all the obligations of Landlord hereunder. In the event of a sale, conveyance, or other transfer by Landlord of the Building, the Project, or portion thereof on which the Building is located, or the Project or in the event of an assignment of this Lease by Landlord, the same shall operate to release Landlord from any further liability upon any of the covenants or conditions, express or implied, herein contained on the part of Landlord, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising out of this Lease from and after the effective date of said release, except in regards to any prepaid rent and/or security deposit held by the landlord, which, without tenant's consent, Landlord shall remain liable to Tenant unless the new landlord has actually deposited such funds in a trust account for Tenant's benefit. In such event, Tenant agrees to look solely to the successor in interest of transferor. If any Security Deposit is given by Tenant to secure performance of Tenant's covenants hereunder, Landlord may transfer such Security Deposit to any purchaser and thereupon Landlord shall be discharged from any further liability in reference thereto. Notwithstanding anything in this Lease to the contrary, however, (i) in no event shall Landlord's lender, who may have succeeded to the interest of Landlord by foreclosure, deed in lieu of foreclosure, or any other means, have any liability for any obligation of Landlord to protect, defend, indemnify or hold harmless Tenant or any other person or entity except for those matters arising from the lender's breach of the terms of this Lease after the date of such foreclosure, deed in lieu of foreclosure or any other means, and (ii) such succeeding lender shall have no liability for any representations or warranties of the Landlord contained herein except for those matters arising from the lender's breach of the terms of this Lease after the date of such foreclosure, deed in lieu of foreclosure or any other means.

17.20 Entire Agreement

This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Building and the Project, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

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17.21 Guarantor

Tenant's obligations under this Lease are guaranteed by the Guarantor(s) identified in Exhibit E of this lease ("Guarantor"), to be evidenced by an instrument of guaranty. This Lease is not effective until such instrument has been executed and delivered by Guarantor(s) to Landlord.

17.22 Exhibits

Exhibits A through Exhibits E and any additional Exhibits added and attached to this Lease are by this reference incorporated herein.

17.23 Time

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

17.24 Prior Agreement or Amendment

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

17.25 Excused Delays

Except as otherwise set forth in this Section 17.26, neither party shall have liability to the other on account of the following acts (each of which is an "Excused Delay" and jointly all of which are "Excused Delays")" which shall include: (a) the inability to fulfill, or delay in fulfilling, any obligations under this Lease by reason of strike, lockout, other labor trouble, dispute or disturbance; (b) governmental regulation, moratorium, action, preemption or priorities or other controls of general application; (c) shortages of fuel, supplies or labor; (d) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water; or (e) for any other reason, whether similar or dissimilar to the above, or for act of God beyond a party's reasonable control. If this Lease specifies a time period for performance of an obligation of a party, that time period shall be extended by the period of any delay in the party's performance caused by any of the events of Excused Delay described herein; provided, that notwithstanding anything to the contrary above, no payment of money (whether as Base Rent, Additional Rent, or any other payment due under this Lease) shall be postponed, delayed or forgiven by reason of any of the foregoing events of Excused Delay.

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17.26 Authority to Bind Tenant

The individuals signing this Lease on behalf of Tenant hereby represent and warrant that they are empowered and duly authorized to bind Tenant to this Lease. If Tenant is a corporation, limited liability company or limited or general partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution or consents of all appropriate persons or entities required therefor and in accordance with the formation documents of tenant, and that this Lease is binding upon Tenant in accordance whit its terms. Simultaneously with execution of this Lease, Tenant shall deliver to Landlord a copy of the appropriate resolution or consent, certified by an appropriate officer, partner or manager of Tenant, authorizing or ratifying the execution of this Lease.

17.27 Interpretation

The parties hereto specifically acknowledge and agree that the terms of this Lease have been mutually negotiated and the parties hereby specifically waive the rule or principle of contract construction which provides that any ambiguity in any term or provision of a contract will be interpreted or resolved against the party which drafted such term or provision.

17.28 Patriot Act Compliance

(a)	Tenant represents and warrants to, and covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism laws"), including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001,and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order") and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "IJSA Patriot Act"). Because of the nature of the project, both parties agree that if tenant is in compliance with Arizona State Law regarding the growing, processing and sale of marijuana, then Tenant will not be considered in breach of the above mentioned laws with regards to this lease agreement as long as the purported breach was an act wholly compliant with Arizona State Law and in no way related to furthering criminal enterprises/terrorism as originally intended by the acts described.

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(b)	Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a "Prohibited Person," which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support "terrorism" as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a "specially designated national and blocked person" on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/tllsdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.

(c)	At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant's compliance with this Section 17.28 at Landlord's expense, including legal costs for obtaining said documentation that is satisfactory to the request.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:		TENANT:

Chino Valley Properties, LLC		CCC Holdings, LLC

By	/s/ Bryan McLaren	By	/s/ Alan Abrams
Its	Duly Authorized Agent	Its	Its Duly Authorized Agent

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TENANT'S ACKNOWLEDGMENT

STATE OF ARIZONA	)
) SS.
COUNTY OF MARICOPA

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.

On this Date: August 6, 2015, before me personally appeared Bryan McLaren, to me known to be the officer of Chino Valley Properties, the Corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Brandon Baenke

[Type or Print Notary Name]

/s/ Brandon Baenke

(Use This Space for Notarial Seal Stamp)

[SEAL]

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LANDLORD'S ACKNOWLEDGEMENT

STATE OF ARIZONA	)
) SS.
COUNTY OF MARICOPA

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.

On this Date: August 6, 2015, before me personally appeared Alan Abrams, to me known to be the Authorized Agent of CCC Holdings, LLC, the Corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

 /s/ Brandon Baenke

[Type or Print Notary Name]

 /s/ Brandon Baenke

(Use This Space for Notarial Seal Stamp)

[SEAL]

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EXHIBIT A: LEASE COMMENCEMENT

Lease Agreement will commence as of August 1, 2015. The Landlord will waive the first month’s rent. The first rental payment and security deposit will be made on September 1, 2015.

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EXHIBIT B: RENTAL PAYMENT SCHEDULE

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EXHIBIT C: PROPERTY SITE AND LEGAL DESCRIPTION

Parcel ID:	306-14-008-M
Property Address:	2144 & 2148 N. Road 1 East Chino Valley, AZ 83462
Building and Premises:

Chino Valley Cultivation Site; approximately 10,000 square feet of completed Greenhouse and approximately 5,000 square feet of existing office & garage space existing within the currently fenced in area. Approximately 11 acres.

Legal Description:	An irregular portion of the SE4 the SE parcel corner lying approximately 686'N and 50'W from the SE corner of said section 19

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EXHIBIT D: TENANT OPTION TO EXTEND LEASE TERM AND FIRST RIGHT

OPTION TO EXTEND. Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the terms and conditions of the Lease at the time of notification or commencement, have two (2) options to extend this Lease for a term of five (5) years as of the date the extension term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

(a)	If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is 12 months (12) months prior to the expiration of the term of the Lease but no later than the date which is six (6) months prior to the expiration of the term of the Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.
(b)	The Annual Rent in effect at the expiration of the term of the Lease shall be adjusted to reflect the current Base Rent plus 5% increase annually.
(c)	This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to extend this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to extend.

FIRST RIGHT. Landlord may not sell or transfer the Property, except to an Affiliate of Landlord, unless Landlord has received a bona fide offer to purchase the Property (whether solicited or not) and Landlord provides Tenant a right of first refusal to purchase the Property pursuant to the following provisions of this Agreement.

(a)	Landlord shall give Tenant at least thirty (30) days’ prior written notice of any proposed sale of the Property. Such notice shall be accompanied by a copy of an executed, legally binding purchase agreement (the “Third Party Purchase Agreement”) between Landlord and the proposed purchaser setting forth the terms and conditions of such proposed sale.
(b)	Tenant shall have the right, but not the obligation, to cause Landlord to sell the Property to it on the same terms as are described in the Purchase Agreement by notifying Landlord, within thirty (30) days of the receipt of such notice, of its intention to purchase the Property and by executing and delivering to Landlord a purchase contract for the purchase of the Property on the same terms and conditions as the Third Party Purchase Agreement, except that the date for settlement of the purchase of the Property shall be either the settlement date set forth in the Third Party Purchase Agreement or a date which is not less than ninety (90) days from the date of Landlord’s notice to Tenant of the Third Party Purchase Agreement, whichever is later.
(c)	If Tenant does not give timely notice of its intention to purchase the Property or, having given such notice, does not purchase the Property, Landlord may then sell the Property to the proposed purchaser named in the Purchase Agreement on the terms set forth in the Purchase Agreement. If Landlord does not then sell and convey the Property as provided for in the Purchase Agreement, any further transaction shall be deemed a new determination by Landlord to sell and convey the Property and the provisions of this Article I shall be applicable thereto.
(d)	If Tenant purchases the Property pursuant to this Article I, this Lease shall terminate on the date title vests in Tenant, and Landlord shall remit to Tenant all prepaid and unearned rent, and any security deposit paid by Tenant pursuant to the Lease.
(e)	This right of first refusal shall remain in effect for the entire term of this Lease and shall be applicable to any sale of the Property by the Landlord, its successors, or its assigns.

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EXHIBIT E: GUARANTY OF PAYMENT AND PERFORMANCE

The undersigned Guarantors hereby unconditionally guaranty the full payment and performance of each and every term, covenant and condition of that certain Commercial Lease Agreement by and between Chino Valley Properties, LLC, as Landlord, and CCC Holdings, LLC, as Tenant, to be performed by Tenant including, but not limited to the payment of the monthly rent to Landlord and the performance of all obligations of Tenant with regard to the “Premises” described in the Lease. The undersigned further agree that this Guaranty shall not be released, diminished or otherwise affected by any assignment, subletting or transfer of the business at issue or the leased premises or by the bankruptcy, reorganization or insolvency of Tenant or of any successor(s) or assignee(s) of Tenant or by the granting of extensions of time by the owner(s) of the Premises at issue for performance of any of the terms and provisions of said Lease.

The liability of the undersigned under this Guaranty shall be primary and, in any right of action which shall accrue to Landlord and/or to its successors and/or assigns under said lease, Landlord and/or its successors and/or assigns, Landlord, its successors and/or assigns may, at their option, proceed against the undersigned without having commenced any action against Tenant or against any successors or assigns of Tenant. The undersigned agree to pay Landlord’s reasonable attorney fees, all reasonable costs and all other reasonable expenses incurred in enforcing this Guaranty, regardless of whether a lawsuit is filed or contested.

The undersigned hereby waive notice of any demand by Landlord, its successor and/or assigns, as well as any notice of default given to Tenant or to any successor(s) or assign(s) of Tenant. The undersigned waive any right, statutory or otherwise, to be discharged from liability hereunder by reason of Landlord=s failure, after demand from the undersigned, to bring suit against Tenant. The undersigned Guarantors or assignee(s) of Tenant waive Landlord’s written acceptance of this Guaranty.

________________________________	_____________________
Alan Abrams, Individually	Date

SUBSCRIBED AND SWORN to before me this ____ day of.

______________________________
Notary Public

My commission expires:

STATE OF ARIZONA	)
) ss.
County of Maricopa	)

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